As filed with the Securities and Exchange Commission on October 10, 2008
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VeriFone Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	04-3692546 (I.R.S. Employer Identification No.)
2099 Gateway Place, Suite 600
San Jose, California 95110
(Address of Principal Executive Offices)
VeriFone Holdings, Inc. Amended and Restated 2006 Equity Incentive Plan
(Full Title of the Plan)
Douglas G. Bergeron
VeriFone Holdings, Inc.
2099 Gateway Place, Suite 600
San Jose, California 95110
(408) 232-7800
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Scott D. Miller, Esq.
Sullivan & Cromwell LLP
1870 Embarcadero Road
Palo Alto, California 94303
(650) 461-5600

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	to be	Offering Price	Aggregate	Registration
to be Registered	Registered(1)	Per Share(2)	Offering Price	Fee
Common Stock, par value $0.01 per share	4,200,000 shares	$12.35	$51,870,000	$2,038.49

(1)	Additional shares that are available for grant under VeriFone Holdings, Inc.’s (“Registrant”) Amended and Restated 2006 Equity Incentive Plan, as amended and approved by its stockholders at its Annual Meeting of Stockholders on October 8, 2008. Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement shall also cover additional shares of Common Stock which may become issuable by reason of any stock split, stock dividend, recapitalization or other similar transactions effected without consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Estimated solely for purposes of computing the amount of the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, the proposed maximum offering price per share is based on the reported average of the high and low prices for the Registrant’s Common Stock on the New York Stock Exchange on October 8, 2008.

Item 8. Exhibits.
SIGNATURES
EXHIBIT 5.1
EXHIBIT 23.1

EXPLANATORY NOTE
     This Registration Statement is filed pursuant to General Instruction E to Form S-8. This Registration Statement is filed by the Registrant to register an additional 4,200,000 shares of common stock, par value $0.01 per share, of the Registrant, which may be awarded under the Registrant’s Amended and Restated 2006 Equity Incentive Plan (the “Plan”). On October 8, 2008, the Registrant’s stockholders approved amendments to the Plan that increased by 4,200,000 the number of shares of common stock with respect to which the Registrant may make awards under the Plan. The contents of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-132650) are incorporated herein by reference and made a part hereof.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-121947))

4.2	Amendment to Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 9, 2008).

4.3	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-121947))

4.4	Amendment to Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on April 3, 2008)

4.5	Form of Specimen Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-121947))

4.6
The Registrant’s Amended and Restated 2006 Equity Incentive Plan (incorporated by reference to Annex B to the Registrant’s Definitive Proxy Statement filed with the Securities and Exchange Commission on September 10, 2008)

5.1	Opinion of Sullivan & Cromwell LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1 hereto)

24.1	Powers of Attorney (included on the signature page hereof)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 10th day of October, 2008.

VERIFONE HOLDINGS, INC.
By:	/s/ Douglas G. Bergeron
	Name:	Douglas G. Bergeron
	Title:	Chief Executive Officer

POWERS OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas G. Bergeron and Robert Dykes, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 10th day of October, 2008:

Signature	Title

/s/ Douglase G. Bergeron Douglas G. Bergeron	Chief Executive Officer (principal executive officer)

/s/ Robert Dykes	Senior Vice President and Chief Financial Officer
Robert Dykes	(principal financial and accounting officer)

/s/ Robet W. Alspaugh	Director

Robert W. Alspaugh

/s/ Leslie G. Denend	Director

Leslie G. Denend

/s/ Alex W. Hart	Director

Alex W. Hart

/s/ Robert B. Henske	Director

Robert B. Henske

/s/ Eitan Raff	Director

Eitan Raff

/s/ Charles R. Rinehart	Chairman of the Board of Directors

Charles R. Rinehart

/s/ Collin E. Roche	Director

Collin E. Roche

/s/ Jeffery E. Stiefler	Director

Jeffrey E. Stiefler

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-121947))

4.2	Amendment to Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 9, 2008).

4.3	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-121947))

4.4	Amendment to Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on April 3, 2008)

4.5	Form of Specimen Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-121947))

4.6
The Registrant’s Amended and Restated 2006 Equity Incentive Plan (incorporated by reference to Annex B to the Registrant’s Definitive Proxy Statement filed with the Securities and Exchange Commission on September 10, 2008)

5.1	Opinion of Sullivan & Cromwell LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1 hereto)

24.1	Powers of Attorney (included on the signature page hereof)